UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


       Date of Report (Date of earliest event reported): February 10, 2004


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

AdZone Research, Inc. today announced that the company has successfully completed a second private placement, yielding gross proceeds of more than $300,000.

Together with a first raise of approximately $350,000 in November 2003, the latest private placement, completed February 2, 2004, brings total gross proceeds to more than $650,000 in the past three months. Spartan Securities Group, Ltd., based in St. Petersburg, Florida, acted as the placement agent for both raises. Funding sources for both events included institutions as well as accredited individual investors.

AdZone's Chairman and CEO, Charles Cardona, said funds from the latest raise "will be used for general corporate purposes, including hiring of additional programming personnel and purchasing computer equipment for their use, continued research and development relating to advancements of the company's NetGet(TM)(patent pending) technology, and early redemption of preferred shares that were part of the first raise.

"This is another important step in our defense-related ramping up process, in anticipation of announcing details of both the existing new contract we hope to report on shortly, as well as other new contracts which the company is currently pursuing," said Cardona. "We have a real business here, with very strong potential in the near future. It is extremely encouraging that so many highly qualified investors share in our optimism.

"This added funding also will help in winning those additional contracts that will help generate increasingly higher revenue levels for AdZone, as will other additional private placements anticipated in the next several months of increasingly higher magnitude."

The CEO said today's announcement "further validates our technology, and we expect that as soon as possible we will be able to make the announcement of the substantial award from a major defense contractor that already has received confirmation of its initial win."

Headquartered in Calverton, N. Y., AdZone Research provides tracking and monitoring of targeted information on the Internet, with an expanded focus on global Internet analysis of security-related data transmissions. For additional information, please visit the company's Web site at www.adzoneresearch.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 10, 2004              ADZONE RESEARCH, INC.


                                      By: /s/ Charles Cardona
                                         -----------------------
                                         Charles Cardona
                                         Chief Executive Officer